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                                                                    EXHIBIT 23.1


                            CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 1997 (except with respect to the matter discussed in Note 12 to the financial statements, as to which the date is December 23, 1997) included in Health Systems Design Corporations's Form 10-K for the year ended September 30, 1997 and to all references to our Firm included in this Registration Statement on Form S-8.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

San Francisco, California
December 29, 1997